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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-76518, No. 333-70135 and No. 333-35978 of M/I Schottenstein Homes, Inc. on Form S-8 of our reports dated February 16, 2001, appearing in and incorporated by reference in this Annual Report on Form 10-K of M/I Schottenstein Homes, Inc. for the year ended December 31, 2000.

/s/  Deloitte & Touche LLP
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Deloitte & Touche LLP

Columbus, Ohio
March 27, 2001